Exhibit 99.2

Montage Announces Report Concerning Audit Committee Review

SHANGHAI, China, April 22, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage Technology” or “Montage” or the “Company”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced that the audit committee of the Company, with the assistance of the law firm of Jones Day, as well as forensic accountants from FTI Consulting, has reported on the results of the review conducted to date, representing over 6,000 hours of work by the audit committee’s advisors. Among other things, the report details various forensic procedures performed to analyze a significant portion of the Company’s cash, cash equivalents, and short-term investment balances with its financial institutions at various points in time. In addition, the report details investigative tasks conducted to analyze the Company’s revenue and gross margins, which tasks included written confirmations and in-person site visits with selected participants in the manufacturing and supply chain and the distribution and sales channel, including selected Fabs, assembly/testing companies (OEMs), distributors, including LQW, and end customers. Various analyses of financial and accounting records were also performed.

As noted in a report from these advisors to the audit committee, based upon the investigative procedures performed, the information considered to date and subject to the limitations specified in the report:

•	the cash, cash equivalents, and short-term investments reflected in the Company’s records and/or publicly reported by the Company as of December 2011, 2012, and 2013 appear to be materially accurate;

•	no significant variances have been identified with respect to the Company’s reported revenue for years 2011, 2012, and 2013; and

•	the Company’s gross margins for years 2011, 2012 and 2013 appear reasonable.

In addition, the audit committee’s report notes that although certain persons associated with these entities are known to members of the Company’s management, the review procedures performed to date found no conclusive evidence that the Company owns or otherwise has an inappropriate relationship with the entities referred to in the Gravity Research reports as SMMT and LQW.

Based upon the audit committee’s report, the Company continues to believe that the allegations by Gravity Research lack merit, and the Company therefore does not anticipate any changes to its previously reported financial results. The audit committee, in consultation with its outside legal and accounting advisors and the Company’s independent auditors, is evaluating what additional review procedures are necessary or appropriate for the audit committee’s review of the allegations in order to be able to file the Company’s Form 10-K for the year ended December 31, 2013. The Company and the audit committee are continuing to work diligently on this matter, and the Company expects to file its annual report on Form 10-K as soon as practicable following completion of the audit committee’s review.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the Company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the Company’s website at www.montage-tech.com.

Forward Looking Statements

This press release contains “forward-looking” statements about the Company’s plans, expectations and beliefs, including regarding the timing and anticipated filing of the Company’s 10-K, the timing and completion of and determinations with respect to the Company’s audit and the audit committee’s review and anticipated financial results. Forward-looking statements can be identified by terminology such as “will”, “should”, “expects”, “anticipates”, “future”, “intends”, “plans”, “projects”, “predicts”, “believes”, “estimates”, “forecasts”, “may” and similar statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may differ materially from actual results due to a variety of factors, including if the audit committee, its advisors, or the Company’s independent auditors require additional time or procedures prior to completion of the Annual Report, or if the Company determines it requires additional time to complete and review the Annual Report on Form 10-K in light of any determinations from the ongoing review or otherwise, if NASDAQ does not accept the plan, or other factors described under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update these statements as a result of new information or future events, except as may be required by law.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: mkreps@sheltongroup.com